Carmike Cinemas Inc. Delivers Strong First Quarter 2004 Revenues and Theatre Level Cash Flow; First Ever Dividend Declared

COLUMBUS, GA -- 05/12/2004 -- Carmike Cinemas, Inc. (NASDAQ: CKEC) (the "Company") reported today its revenues for the three months ended March 31, 2004 were up 13.3% to $116.9 million compared to $103.2 million for the three months ended March 31, 2003. Admission revenues for the three months ended March 31, 2004 increased 15.0% while concession and other revenues increased 9.8%. Expenses for the three months ended March 31, 2004 were $98.1 million, an increase of 11.2%, compared to $88.2 million for the three months ended March 31, 2003. Operating income increased 26.0% to $18.9 million for the three months ended March 31, 2004 compared to $15.0 million for the three months ended March 31, 2003.

Driven by strong movie product and stable expenses, theatre level cash flow for the three months ended March 31, 2004 reached $30.6 million, up 29.7% from $23.6 million for the three months ended March 31, 2003.

During the first quarter of 2004, the Company successfully completed a recapitalization through a public offering of three million primary shares of common stock and a restructuring of its long-term debt. This recapitalization strengthened the Company's balance sheet, lowered interest rates, and provided greater flexibility for capital spending. As of March 31, 2004, the Company had total debt outstanding, including capital leases, of $302.7 million and net debt of $276.1 million, which represents the lowest debt levels of the Company since 1996. In connection with this recapitalization, the Company expensed $9.6 million, including a $1.8 million write-off of fees related to the Company's previous debt and a $7.8 million premium paid to retire its previous senior subordinated notes.

The Company's Board of Directors declared its first-ever quarterly dividend of $0.175 per share on March 31, 2004. The dividend is payable on August 2, 2004 to shareholders of record as of July 15, 2004.

"We are very pleased with our financial performance this quarter. The popularity of 'The Passion of the Christ,' along with our continued focus on operating costs and corporate overhead, has helped make this a successful quarter," stated Martin A. Durant, Chief Financial Officer. "We are excited to have completed the restructuring of our balance sheet and to be able to return capital to our shareholders through our newly instituted dividend policy."

Carmike will hold its first quarter 2004 earnings conference call on Friday, May 14, 2004 at 11:00 a.m. (ET). This call is being webcast by CCBN and can be accessed at our website, www.carmike.com, at the Corporate Information link. For those not able to listen during the live webcast, the audio re-play of the webcast will be available on our website, www.carmike.com, at the Corporate Information link until June 15, 2004.

Carmike Cinemas, Inc. is a premier motion picture exhibitor in the United States with 291 theatre locations and 2,219 screens in 35 states, as of March 31, 2004. Carmike's focus for its theatre locations is small to mid-sized communities across the United States. More than 80% of its theatres are located in communities with populations of fewer than 100,000. Carmike Cinemas, Inc.'s Common Stock is traded on the Nasdaq National Market under the ticker symbol "CKEC." For more information visit Carmike Cinemas' website, www.carmike.com.

Total debt, net debt and theatre level cash flows are supplemental non-GAAP financial measure used by Carmike to evaluate its operating performance. Total debt is defined as the sum of long-term debt, capital lease obligations and current maturities of long-term debt and capital leases obligations. Net debt is defined as total debt less cash and cash equivalents. Theatre level cash flow is defined as operating income plus general and administrative expenses and depreciation and amortization expenses less gain on sales of property and equipment. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor's operations because it provides a measure of the core operations, rather than factoring in depreciation and amortization and general and administrative expenses. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. A reconciliation of theatre level cash flow to operating income for the three months ended March 31, 2004 and 2003, as well as a schedule of total debt and net debt is included in the tables accompanying this press release.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following: the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; the effect of our leverage on our financial condition; and other factors, including those discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The risk factors discussed in our Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Consolidated Statement of Operations (unaudited)
Carmike Cinemas, Inc.
(in thousands except for share data)

                                             Three Months Ended
                                                  March 31,
                                              2004        2003
                                           ---------   ---------
Revenues
   Admissions                              $  79,549   $  69,174
   Concessions and miscellaneous              37,379      34,040
                                           ---------   ---------
                                             116,928     103,214
Costs and Expenses
   Film exhibition costs                      36,322      32,433
   Concession costs                            4,126       3,823
   Other theatre operating costs              45,902      43,339
   General and administrative expenses         3,765       3,346
   Depreciation and amortization expenses      8,253       7,711
   Gain on sales of property and equipment      (305)     (2,440)
                                           ---------   ---------
                                              98,063      88,212
                                           ---------   ---------
Operating income                              18,865      15,002
Other Income and Expenses
   Interest expense                            7,375      10,340
   Loss on extinguishment of debt              9,579           -
                                           ---------   ---------
Net income before reorganization costs
 and income taxes                              1,911       4,662
   Reorganization costs                         (676)        100
                                           ---------   ---------
Net income before income taxes                 2,587       4,562
   Income tax (benefit)                          970           -
                                           ---------   ---------
Net income available for common stock      $   1,617   $   4,562
                                           =========   =========

Weighted average shares outstanding:
   Basic                                      10,837       9,089
   Diluted                                    11,547       9,267
                                           =========   =========
Net income per common share:
   Basic                                   $    0.15   $    0.50
   Diluted                                 $    0.14   $    0.49
                                           =========   =========

Reconciliation of Operating income to
 Theatre cash flow (unaudited)
Carmike Cinemas, Inc.
(in thousands)

                                             Three Months Ended
                                                  March 31,
                                              2004        2003
                                           ---------   ---------

Operating income                           $  18,865   $  15,002
   General and administrative expenses         3,765       3,346
   Depreciation and amortization expenses      8,253       7,711
   Gain on sales of property and equipment      (305)     (2,440)
                                           ---------   ---------
Theatre cash flow                          $  30,578   $  23,619
                                           =========   =========

Total Debt and Net Debt (unaudited)
Carmike Cinemas, Inc.
(in thousands)
                                              As of March 31, 2004
                                              --------------------
Current portion of long-term debt and
 capital lease obligations                         $   2,846
Long-term debt                                       248,750
Capital lease obligations                             51,138
                                                   ---------
Total debt                                           302,734
   Less cash and cash equivalents                    (26,681)
                                                   ---------
Net debt                                             276,053
                                                   =========

Contact:
Carmike Cinemas, Inc.
Philip Smitley
(706) 576-2836
philip@carmike.com